Exhibit 2.1.2

FLORIDA DEPARTMENT OF STATE
Division of Corporations

July 16, 2008

MICHAEL ANTHONY
ENVIRONMENTAL DIGITAL SERVICES, INC.
330 CLEMATIS STREET - STE. 217
WEST PALM BEACH, FL 33401

The Articles of Merger were filed on July 16, 2008, for ENVIRONMENTAL DIGITAL SERVICES, INC., the surviving Delaware entity not authorized to transact business in Florida.

Should you have any further questions regarding this matter, please feel free to call (850) 245-6050, the Amendment Filing Section.

Irene Albritton
Regulatory Specialist II
Division of Corporations	Letter Number: 108A00041693

P.O. BOX 6327 -Tallahassee, Florida 32314

ARTICLES OF MERGER
(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act,  pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the surviving corporation:

Name	Jurisdiction	Document Number
(If known/ applicable)

Environmental Digital Services, Inc.	Delaware

Second: The name and jurisdiction of each merging corporation:

Name	Jurisdiction	Document Number (If known/applicable)

Environmental Digital Services, Inc.	Florida	P96000062158

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR   ________/_______/________      (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by surviving corporation - (COMPLETE ONLY ONE STATEMENT)
The Plan of Merger was adopted by the shareholders of the surviving corporation on ____________________

The Plan of Merger was adopted by the board of directors of the surviving corporation on       7-1-2008        and shareholder approval was not required.

Sixth: Adoption of Merger by merging corporation(s) (COMPLETE ONLY ONE STATEMENT)
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on            7-1-2008

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on _____________________ and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title

Environmental Digital Services, Inc.	/s/ Michael Anthony	Michael Anthony, President

Environmental Digital Services, Inc.	/s/ Michael Anthony	Michael Anthony, President